Exhibit 24.1

HORMEL FOODS CORPORATION
POWER OF ATTORNEY

The undersigned director and/or officer of Hormel Foods Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint James P. Snee, James N. Sheehan, Jana L. Haynes and Brian D. Johnson, and each or any one of them, his or her true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of debt securities of said Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 23rd day of March, 2020.

Signature	Title

/s/ James P. Snee	Chairman of the Board, President and Chief Executive Officer
James P. Snee	(Principal Executive Officer)

/s/ James N. Sheehan	Executive Vice President and Chief Financial Officer
James N. Sheehan	(Principal Financial Officer)

/s/ Jana L. Haynes	Vice President and Controller
Jana L. Haynes	(Principal Accounting Officer)

/s/ Gary C. Bhojwani	Director
Gary C. Bhojwani

/s/ Terrell K. Crews	Director
Terrell K. Crews

/s/ Stephen M. Lacy	Director
Stephen M. Lacy

/s/ Elsa A. Murano	Director
Elsa A. Murano

/s/ William A. Newlands	Director
William A. Newlands

/s/ Susan K. Nestegard	Director
Susan K. Nestegard

/s/ Jose Luis Prado	Director
Jose Luis Prado

/s/ Sally J. Smith	Director
Sally J. Smith